CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Post-Effective Amendment No. 8 to the Registration Statement No. 33-60592 on Form N-1A of our Report of Independent Certified Public Accountants dated January 7, 2000, accompanying the financial statements of Kenilworth Fund, Inc. contained in the Registration Statement and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Certified Public Accountants" in the Statement of Additional Information.



                                   /s/Grant Thornton LLP
Chicago, Illinois
April 27, 2000